Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Movie Trailer Galaxy, Inc., for the period ended August 31, 2011, I, Stephanie Wyss, Principal Executive Officer and Principal Financial Officer of Movie Trailer Galaxy, Inc., Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Annual Report on Form 10-K for the period ended August 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Annual Report on Form 10-K for the period ended August 31, 2011, fairly represents in all material respects, the financial condition and results of operations of Movie Trailer Galaxy, Inc.

Date: November 29, 2011	By:	/s/ Stephanie Wyss
Stephanie Wyss, President
(Principal Executive Officer and Principal Financial Officer)